FIRST QUARTER 2025 Plymouth REIT Supplemental Information

Q1 2025 Supplemental | 1

Table of Contents

Table of Contents
Executive Summary	4
Company Overview, Management, Board of Directors, and Investor Relations	4
Portfolio Snapshot	5
Total Acquisition and Replacement Cost by Market	5
Acquisition Activity	6
Development Projects	7
Value Creation Examples	8
Guidance	9
Financial Information
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Non-GAAP Measurements	13
Same Store Net Operating Income (NOI)	15
Debt Summary	16
Capitalization and Capital Markets Activity	17
Net Asset Value Components	18
Joint Venture	19
Rentable Square Feet and Annualized Base Rent by Market	20
Operational & Portfolio Information
Leasing Activity: Lease Renewals and New Leases	22
Leasing Activity: Lease Expiration Schedule & % of Annual Base Rent Expiring	23
Leased Square Feet and Annualized Base Rent by Tenant Industry	24
Leased Square Feet and Annualized Base Rent by Type	25
Top 10 Tenants by Annualized Base Rent	26
Lease Segmentation by Size	27
Capital Expenditures	28
Appendix
Glossary	30

Q1 2025 Supplemental | 2

Disclaimers

References herein to “we,” “us,” and “our” refer to Plymouth Industrial REIT Inc. (“Plymouth” or the “Company”)

Forward-Looking Statements

This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended and of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements and include, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations

For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 30-35. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 13-14.

Q1 2025 Supplemental | 3

Executive Summary

Company Overview

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity RESEARCH Coverage

Corporate

20 Custom House Street
11th Floor

Boston, Massachusetts 02110

617.340.3814

www.plymouthreit.com

Investor Relations

John Wilfong

SCR Partners

IR@plymouthreit.com

Continental Stock Transfer
& Trust Company

1 State Street, 30th Floor

New York, NY 10004

212.509.4000

Executive Management

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Anthony J. Saladino

President
and Chief Financial Officer

James M. Connolly

Executive Vice President
Asset Management

Lyndon J. Blakesley

Senior Vice President
and Chief Accounting Officer

Benjamin P. Coues

Senior Vice President
and Head of Acquisitions

Anne A. Hayward, ESQ.

Senior Vice President
and General Counsel

Daniel R. Heffernan

Senior Vice President
Asset Management

Scott L. Robinson

Senior Vice President
Corporate Development

Board of Directors Phillip S. Cottone Independent Director Richard DeAgazio Independent Director David G. Gaw Lead Independent Director John W. Guinee Independent Director	Caitlin Murphy Independent Director Robert Stephenson Independent Director Pendleton P. White, Jr. Director Jeffrey E. Witherell Chief Executive Officer and Chairman

Equity Research Coverage[1]

Baird

Nicholas Thillman

414.298.5053

Barclays

Brendan Lynch

212.526.9428

BMO Capital Markets

John Kim

212.885.4115

BNP Paribas Exane

Nate Crossett

646.725.3716

Colliers Securities

Barry Oxford

203.961.6573

JMP Securities

Mitch Germain

212.906.3537

J.P. Morgan

Mike Mueller

212.622.6689

KeyBanc Capital Markets

Todd Thomas

917.368.2375

Truist Securities

Anthony Hau

212.303.4176

Wedbush Securities

Richard Anderson

212.931.7001

Investor Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, on May 2, 2025 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through May 9, 2025 by dialing (877) 344-7529 and entering the replay access code, 3304674.

1	The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q1 2025 Supplemental | 4

Highlights

As of March 31, 2025

Wholly-owned Portfolio Snapshot

Number of Properties	133
Number of Buildings	204
Square Footage	30,018,524
Portfolio Occupancy	94.3%
Same-Store Occupancy	94.7%
WA Lease Term Remaining (yrs.)[1]	3.0
Multi-Tenant as % of ABR	58.1%
Single Tenant as % of ABR	41.9%
WA Annual Rent Escalators	~3.1%
Triple Net Leases as % of ABR	82.6%

1 The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Total Acquisition and Replacement Cost by Market

($ in Thousands)

Market	State	# of Buildings	Rentable Square Feet	Total Acquisition Cost[1]	Replacement Cost[2]
Atlanta	GA	14	2,384,418	$ 135,888	$ 181,762
Boston	ME	2	268,713	19,023	40,729
Charlotte	NC	1	155,220	20,400	20,821
Cincinnati	OH, KY	26	3,472,704	168,005	299,488
Cleveland	OH	19	3,979,209	201,550	362,436
Columbus	OH	14	3,230,487	137,624	257,186
Indianapolis	IN	17	4,085,169	149,251	356,416
Jacksonville	FL, GA	29	2,185,316	159,621	226,330
Memphis	MS, TN	62	6,370,599	283,807	584,233
South Bend[3]	IN	6	667,000	26,001	37,830
St. Louis	IL, MO	14	3,219,689	213,787	325,818
Total	11	204	$ 30,018,524	$ 1,514,957	$ 2,693,049

Unconsolidated [3]
Chicago	IL, WI	34	5,957,335	253,750	681,298
1	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance with GAAP of development properties placed in-service.
2	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
3	During Q4 2024, Plymouth contributed 34 of the 40 buildings in our Chicago market to the Chicago Joint Venture with Sixth Street. The remaining 6 buildings in the market more closely align with the CBRE defined market of South Bend, IN.

Q1 2025 Supplemental | 5

Acquisition Activity

Acquisitions ($ in Thousands)

Location	Acquisition Date	# of Buildings	Purchase Price[1]	Square Footage	Projected Initial Yield[2]	Cost per Square Foot[3]
Atlanta, GA	3/13/2025	1	$ 23,874	297,583	6.8%	$ 80.23
Cinicinnati, OH	3/13/2025	4	17,851	240,658	7.0%	74.18
Cinicinnati, OH	2/20/2025	1	23,300	263,000	6.7%	88.59
Total First Quarter 2025 Acquisitions		6	$ 65,025	801,241	6.8%	$ 81.16

Multiple	Full Year 2024	23	$ 120,649	1,879,323	7.8%	$ 64.20
Multiple	Full Year 2022	44	253,655	4,164,864	6.1%	71.54
Multiple	Full Year 2021	24	370,977	6,380,302	6.7%	63.15
Multiple	Full Year 2020	27	243,568	5,473,596	7.8%	46.99
Multiple	Full Year 2019	32	220,115	5,776,928	8.4%	42.21
Multiple	Full Year 2018	24	164,575	2,903,699	8.2%	70.54
Multiple	2017 (since IPO)	36	173,325	5,195,563	8.4%	33.81
Total Acquisitions Post-IPO		216	$ 1,611,889	32,575,516	7.4%	$ 49.48

Note: Acquisitions include wholly-owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1	Represents total direct consideration paid rather than GAAP cost basis.
2	We define Projected Initial Yield as calculated by dividing the Company’s estimate of year 1 cash net operating income from the applicable property’s operations by the Purchase Price. Total Projected Initial Yield is weighted based on Purchase Price.
3	Calculated as Purchase Price divided by square footage.

Q1 2025 Supplemental | 6

Development Projects

As of March 31, 2025

The total investment in completed developments is approximately $70 million. The initial cash NOI yields on development projects completed is 7.5%.

Plymouth is in the early stages of constructing a 41,958-square-foot building on the last remaining plot in our Jacksonville, FL Liberty Business Park. The estimated investment is $5.7 million with a targeted completion date at year end 2025.

Plymouth has partnered with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. Plymouth achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on our completed developments in Boston, Jacksonville and Atlanta[1].

Completed[2]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	$ 9.3	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	13.8	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	100%	14.0	100%	Q1 2023
Atlanta - New Calhoun II	1	180,000	100%	12.1	100%	Q3 2023
Jacksonville - Salisbury	1	40,572	100%	6.2	100%	Q3 2023
Jacksonville - Liberty I	1	39,750	100%	5.7	100%	Q4 2023
Jacksonville - Liberty II	1	52,920	100%	8.9	100%	Q4 2024
Total	7	772,622	100%	$ 70.0	100%

1	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2	Completed buildings are included within portfolio occupancy and square footage metrics as of March 31, 2025.

Q1 2025 Supplemental | 7

Value Creation Examples

Columbus: Capitalized on Below Market Rent	MEMPHIS: Recycling Capital	CINCINNATI: New Acquisition

Executed a renewal on 314,736 square feet for five years, with no tenant improvements, and a 64.5% rental rate increase over expiring rent.

Building was acquired at a going-in yield of 9.0% in October 2020 for $10.5 million with in place rents well below market rates. Stabilized yield is now 14.6% with annual lease escalations of 3%.

Sold a 33,688-square-foot flex building in Memphis, TN to an end user at a price of $2.4 million. The building was part of a portfolio Plymouth acquired in July 2024 for $100.5 million.

This was a non-core asset leased on a short-term basis to a tenant known to be vacating at year end. The sale proceeds will be retained within the portfolio to fund leasing activities and the ongoing conversion of a 106,000-square-foot call center building back to its original warehouse format to accommodate multiple industrial users.

During the quarter, acquired the second tranche of the previously announced Cincinnati small bay industrial portfolio consisting of four buildings totaling 240,678 square feet. $17.9 million, representing an initial estimated net operating income (“NOI”) yield of 7.0%.

The portfolio was acquired for $17.9 million at a going-in NOI yield of 7.0%.

The portfolio is 100% leased to ten tenants, with a weighted average remaining lease term of 3.5 years. In-place rents are consistent with our portfolio average mark-to-market of 18% to 20%.

Q1 2025 Supplemental | 8

Guidance

As of April 29, 2025

Unaudited ($ in thousands, except per-share amounts)

Plymouth affirmed its full year 2025 guidance range for Core FFO per weighted average common share and units previously issued on February 26, 2025 and updated its range for net income per weighted average common share and units and accompanying assumptions.

	Full Year 2025 Range[1]
	Low	High
Core FFO attributable to common stockholders and unit holders per share	$ 1.85	$ 1.89
Same Store Portfolio NOI growth - cash basis[2]	6.0%	6.5%
Average Same Store Portfolio occupancy - full year	95.0%	97.0%
Acquisition Volume	$270,000	$450,000
General and administrative expenses[3]	$16,450	$15,850
Interest expense, net	$32,000	$36,500
Weighted average common shares and units outstanding[4]	46,051	46,051

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:
	Full Year 2025 Range[1]
	Low	High
Net income/(loss)	($0.26)	($0.26)
Depreciation and amortization	$1.87	$1.91
Gain on sale of real estate	($0.01)	($0.01)
Gain on financing transaction	($0.31)	($0.31)
Series C Preferred dividend[5]	($0.17)	($0.17)
Proportionate share of Core FFO from unconsolidated joint ventures[6]	$0.73	$0.73
	$1.85	$1.89

1	Our 2025 guidance refers to the Company's in-place portfolio as of April 29, 2025 and includes prospective acquisition volumes as outlined above. Our 2025 guidance does not include the impact of any prospective dispositions or capitalization activities.
2	The Same Store Portfolio consists of 168 buildings aggregating 26,107,300 rentable square feet, representing approximately 87.0% of the total in-place portfolio square footage as of April 29, 2025. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income. The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2023.
3	Includes non-cash stock compensation of $5.2 million for 2025.
4	As of April 29, 2025, the Company has 46,038,197 common shares and units outstanding.
5	Series C Preferred dividend includes cash and accrued (PIK) dividends at an annualized rate of 7.0%.
6	Proportionate share of Core FFO adjustments from unconsolidated joint ventures reverses out the loss in investment of unconsolidated joint ventures recognized within the Statements of Operations and adds back the Company's proportionate share of Core FFO from the unconsolidated joint venture.

Q1 2025 Supplemental | 9

Financial Information

Q1 2025 Supplemental | 10

Consolidated Balance Sheets

Unaudited ($ in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
ASSETS
Real estate properties:
Land	$187,732	$181,357	$237,514	$223,049	$224,532
Building and improvements	1,293,061	1,236,948	1,156,378	1,325,468	1,326,722
Net investment in sales-type lease[1]	—	—	—	21,396	21,459
Less: accumulated depreciation	(276,600)	(261,608)	(246,652)	(292,454)	(277,253)
Total real estate properties, net	$1,204,193	$1,156,697	$1,147,240	$1,277,459	$1,295,460
Real estate assets held for sale, net [1]	—	—	199,548	—	—
Cash, cash held in escrow and restricted cash	43,522	43,627	33,556	36,129	27,237
Investment of unconsolidated joint ventures[1]	54,329	62,377	—	—	—
Deferred lease intangibles, net	44,711	41,677	44,458	42,434	46,396
Interest rate swaps[1]	13,157	17,760	13,237	25,328	26,382
Other assets	41,167	42,622	49,256	40,445	39,670
Forward contract asset [1]	5,185	3,658	9,116	—	—
Total assets	$1,406,264	$1,368,418	$1,496,411	$1,421,795	$1,435,145
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Secured debt, net	$175,236	$175,980	$176,717	$262,834	$265,619
Unsecured debt, net[1]	532,435	467,741	644,865	603,726	603,558
Interest rate swaps[1]	389	520	1,085	5	189
Accounts payable, accrued expenses and other liabilities	78,739	83,827	83,397	67,492	68,049
Real estate liabilities held for sale, net [1]	—	—	67,982	—	—
Warrant liability[1]	33,090	45,908	73,335	—	—
Deferred lease intangibles, net	5,133	5,026	5,095	5,134	5,590
Financing lease liability[1]	2,299	2,297	2,290	2,284	2,278
Total liabilities	$827,321	$781,299	$1,054,766	$941,475	$945,283
Redeemable non-controlling interest - Series C Preferred Units [1]	$1,737	$1,259	$426	$—	$—
Equity:
Common stock	$456	$454	$454	$454	$453
Additional paid in capital	594,989	604,839	614,716	624,810	634,651
Accumulated deficit	(37,412)	(43,262)	(190,675)	(175,074)	(176,388)
Accumulated other comprehensive income	12,964	17,517	11,969	24,998	25,859
Total stockholders' equity	$570,997	$579,548	$436,464	$475,188	$484,575
Non-controlling interest	6,209	6,312	4,755	5,132	5,287
Total equity	$577,206	$585,860	$441,219	$480,320	$489,862
Total liabilities, redeemable non-controlling interest and equity	$1,406,264	$1,368,418	$1,496,411	$1,421,795	$1,435,145

1	See Glossary, page 33 for further information.

Q1 2025 Supplemental | 11

Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended,
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenues:
Rental revenue	$34,313	$35,732	$38,328	$36,890	$37,331
Tenant recoveries	11,105	11,560	13,104	11,759	12,859
Management fee revenue and other income	153	278	439	37	38
Total revenues	$45,571	$47,570	$51,871	$48,686	$50,228
Operating expenses:
Property	14,709	14,133	17,374	13,569	16,642
Depreciation and amortization	19,352	21,004	21,010	21,347	22,368
General and administrative	4,123	3,938	3,582	3,880	3,364
Total operating expenses	$38,184	$39,075	$41,966	$38,796	$42,374
Other income (expense):
Interest expense	(6,849)	(8,044)	(10,359)	(9,411)	(9,598)
Loss in investment of unconsolidated joint ventures[1]	(8,048)	(5,145)	—	—	—
Loss on extinguishment of debt	—	(269)	—	—	—
Gain (loss) on sale of real estate[1]	301	136,751	(234)	849	8,030
Gain (loss) on financing transaction[1]	14,085	21,317	(14,657)	—	—
Loss on interest rate swap[1]	—	(481)	—	—	—
Unrealized gain (loss) from interest rate swap[1]	131	(39)	—	—	—
Total other income (expense)	$(380)	$144,090	$(25,250)	$(8,562)	$(1,568)
Income before income tax provision	$7,007	$152,585	$(15,345)	$1,328	$6,286
Income tax provision[1]	—	(2,487)	—	—	—
Net income (loss)	$7,007	$150,098	$(15,345)	$1,328	$6,286
Less: Net income (loss) attributable to non-controlling interest	70	1,608	(170)	14	68
Less: Net income attributable to redeemable non-controlling interest - Series C Preferred Units	1,087	1,077	426	—	—
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	$5,850	$147,413	$(15,601)	$1,314	$6,218
Less: Amount allocated to participating securities	95	1,201	89	94	94
Net income (loss) attributable to common stockholders	$5,755	$146,212	$(15,690)	$1,220	$6,124
Net income (loss) per share attributable to common stockholders – basic[1]	$0.13	$3.25	$(0.35)	$0.03	$0.14
Net income (loss) per share attributable to common stockholders – diluted[1]	$0.13	$3.24	$(0.35)	$0.03	$0.14
Weighted-average common shares outstanding - basic	45,087	45,020	45,009	44,991	44,937
Weighted-average common shares outstanding - diluted	45,096	45,099	45,009	45,028	44,971

1	See Glossary, page 35 for further information.

Q1 2025 Supplemental | 12

Non-GAAP Measurements

Unaudited ($ and shares in thousands, except per-share amounts)

	For the Three Months Ended,
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Consolidated NOI
Net income (loss)	$7,007	$150,098	$(15,345)	$1,328	$6,286
Income tax provision	—	2,487	—	—	—
General and administrative	4,123	3,938	3,582	3,880	3,364
Depreciation and amortization	19,352	21,004	21,010	21,347	22,368
Interest expense	6,849	8,044	10,359	9,411	9,598
Loss in investment of unconsolidated joint ventures	8,048	5,145	—	—	—
Loss on extinguishment of debt	—	269	—	—	—
(Gain) loss on sale of real estate[1]	(301)	(136,751)	234	(849)	(8,030)
(Gain) loss on financing transaction[1]	(14,085)	(21,317)	14,657	—	—
Loss on interest rate swap	—	481	—	—	—
Unrealized (gain) loss from interest rate swap	(131)	39	—	—	—
Management fee revenue and other income	(153)	(278)	(439)	(37)	(38)
Net Operating Income	$30,709	$33,159	$34,058	$35,080	$33,548
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
Net income (loss)	$7,007	$150,098	$(15,345)	$1,328	$6,286
Income tax provision	—	2,487	—	—	—
Depreciation and amortization	19,352	21,004	21,010	21,347	22,368
Interest expense	6,849	8,044	10,359	9,411	9,598
Loss on extinguishment of debt	—	269	—	—	—
(Gain) loss on sale of real estate[1]	(301)	(136,751)	234	(849)	(8,030)
(Gain) loss on financing transaction[1]	(14,085)	(21,317)	14,657	—	—
Loss on interest rate swap[1]	—	481	—	—	—
Proportionate share of EBITDAre from unconsolidated joint ventures	10,283	6,309	—	—	—
Unrealized (gain) loss from interest rate swap	(131)	39	—	—	—
EBITDAre	$28,974	$30,663	$30,915	$31,237	$30,222
Stock compensation	1,134	1,079	1,093	1,111	914
Pro forma effect of acquisitions/developments/dispositions[2]	854	(1,311)	488	221	216
Adjusted EBITDA	$30,962	$30,431	$32,496	$32,569	$31,352

1	See Glossary, page 35 for further information.
2	Includes a ($1,686) reduction related to the disposition of the Chicago portfolio completed during the period ended December 31, 2024.

Q1 2025 Supplemental | 13

Non-GAAP Measurements (Continued)

Unaudited ($ and shares in thousands, except per-share amounts)

	For the Three Months Ended,
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)
Net income (loss)	$7,007	$150,098	$(15,345)	$1,328	$6,286
(Gain) loss on sale of real estate[1]	(301)	(136,751)	234	(849)	(8,030)
Depreciation and amortization	19,352	21,004	21,010	21,347	22,368
Proportionate share of adjustments from unconsolidated joint ventures	9,394	5,826	—	—	—
FFO	$35,452	$40,177	$5,899	$21,826	$20,624
Redeemable non-controlling interest - Series C Preferred Unit dividends[1]	(1,087)	(1,077)	(426)	—	—
(Gain) loss on financing transaction[1]	(14,085)	(21,317)	14,657	—	—
Loss on extinguishment of debt	—	269	—	—	—
Loss on hedge transaction	—	481	—	—	—
Income tax provision	—	2,487	—	—	—
Unrealized (gain) loss from interest rate swap	(131)	39	—	—	—
Core FFO	$20,149	$21,059	$20,130	$21,826	$20,624
Amortization of debt related costs	599	563	470	438	438
Non-cash interest expense	157	(1,319)	89	(316)	(102)
Stock compensation	1,134	1,079	1,093	1,111	914
Capitalized interest	(34)	(73)	(140)	(106)	(75)
Straight line rent	(208)	(251)	(17)	1,044	(15)
Above/below market lease rents	(292)	(294)	(299)	(293)	(318)
Proportionate share of AFFO from unconsolidated joint ventures	(775)	(189)	—	—	—
Recurring capital expenditures[1]	(1,817)	(2,024)	(2,853)	(1,407)	(994)
AFFO	$18,913	$18,551	$18,473	$22,297	$20,472
Weighted-average common shares and units outstanding[1]	45,962	45,880	45,883	45,873	45,809
Core FFO attributable to common stockholders and unit holders per share	$0.44	$0.46	$0.44	$0.48	$0.45
AFFO attributable to common stockholders and unit holders per share	$0.41	$0.40	$0.40	$0.49	$0.45

1	See Glossary, page 35 for further information.

Q1 2025 Supplemental | 14

Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics
Square footage	26,107

Includes: Wholly-owned properties as of December 31, 2023; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)

Excludes: Chicago Joint Venture consisting of 34 properties (5,957,335 square feet), wholly-owned properties classified as repositioning, lease-up during 2024 or 2025 (7 buildings representing approximately 1,211,000 of rentable square feet), placed into service 2024 and 2025, and under contract for sale

Number of properties	115
Number of buildings	168
Percentage of total portfolio square footage	87.0%
Occupancy at period end	94.7%

Same Store NOI
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Same Store NOI - GAAP Basis
Rental revenue	$ 39,784	$ 37,820	$ 38,105	$ 38,219	$ 38,422
Property expenses	12,477	10,913	11,995	11,307	11,425
Same Store NOI - GAAP Basis	$ 27,307	$ 26,907	$ 26,110	$ 26,912	$ 26,997
Early termination revenue	23	-	-	150	23
Same Store NOI - GAAP Basis excluding early termination revenue	$ 27,284	$ 26,907	$ 26,110	$ 26,762	$ 26,974
Same Store NOI - Cash Basis
Same Store Adjustments:
Straight line rent and above (below) market lease	231	330	271	(631)	451
Same Store NOI - Cash Basis	$ 27,076	$ 26,577	$ 25,839	$ 27,543	$ 26,546
Early termination revenue	23	-	-	150	23
Same Store NOI - Cash Basis excluding early termination revenue	$ 27,053	$ 26,577	$ 25,839	$ 27,393	$ 26,523
Same store occupancy at period end	94.7%	92.2%	94.2%	97.6%	97.6%
Percentage of total portfolio square footage[1]	87.0%	88.0%	74.8%	77.2%	76.7%
Same Store NOI - GAAP Basis percent change[2]	1.1%
Same Store NOI - Cash Basis percent change[2]	2.0%

1	On November 13, 2024, 34 properties located in and around the Chicago market were contributed to the Chicago Joint Venture for a purchase price of $356.6 million. The 5.9 million square feet related to these properties is included in the total portfolio square footage for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024.
2	Represents the year-over-year change between the three months ended March 31, 2025 and three months ended March 31, 2024.

Q1 2025 Supplemental | 15

Debt Summary

As of March 31, 2025

Unaudited ($ in thousands)

		Maturity Date	Interest Rate	Commitment	Principal Balance
Unsecured Debt:
$200m KeyBank Term Loan		February-27	2.93%[1,2]	$ 200,000	$ 200,000
$150m KeyBank Term Loan		May-27	4.30%[1,2]	150,000	150,000
$100m KeyBank Term Loan		November-28	2.90%[1,2]	100,000	100,000
KeyBank Line of Credit		November-28	5.77%[1],2	500,000	84,500
Total / Weighted Average Unsecured Debt			3.76%	$ 950,000	$ 534,500

	Market	Maturity Date	Interest Rate	# of Buildings	Principal Balance
Secured Debt:
Allianz Loan	Jacksonville	April-26	4.07%	23	$ 59,784
Nationwide Loan	St. Louis	October-27	2.97%	2	14,551
Lincoln Life Gateway Mortgage[3]	St. Louis	January-28	3.43%	2	28,800
Minnesota Life Memphis Industrial Loan[3]	Memphis	January-28	3.15%	28	53,483
Minnesota Life Loan	Multiple	May-28	3.78%	7	18,982
Total / Weighted Average Secured Debt			3.56%	62	$ 175,600
Total / Weighted Average Debt			3.71%		$ 710,100

1	For the month of March 2025, the one-month term SOFR for our unsecured debt at a weighted average of 4.322% and the one-month term SOFR for our borrowings under line of credit was at a weighted average of 4.323%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
2	The one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively.
3	Debt assumed at acquisition.

Q1 2025 Supplemental | 16

Capitalization

As of March 31, 2025

Unaudited ($ in thousands, except per-share amounts)

	March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
Net Debt:
Total Debt[1]	$771,124		$705,790		$890,998		$869,235		$872,059
Less: Cash	43,522		43,627		33,556		36,129		27,237
Net Debt	$727,602		$662,163		$857,442		$833,106		$844,822
Common Shares and Units Outstanding[2]	46,038		45,879		45,881		45,887		45,872
Closing Price (as of period end)	$16.30		$17.80		$22.60		$21.38		$22.50
Market Value of Common Shares[3]	$750,419		$816,646		$1,036,911		$981,064		$1,032,120
Preferred Units - Series C (outstanding borrowing + unpaid dividends)[4]	62,647		62,169		61,336		—		—
Total Market Capitalization[3,5]	$1,584,190		$1,584,605		$1,989,245		$1,850,299		$1,904,179
Dividend / Share (annualized)	$0.96		$0.96		$0.96		$0.96		$0.96
Dividend Yield (annualized)	5.9%		5.4%		4.2%		4.5%		4.3%
Total Debt-to-Total Market Capitalization	48.7%		44.5%		44.8%		47.0%		45.8%
Secured Debt as a % of Total Debt	24.7%		27.3%		27.5%		30.4%		30.6%
Unsecured Debt as a % of Total Debt	75.3%		72.7%		72.5%		69.6%		69.4%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)[6]	5.9	x	5.4	x	6.6	x	6.4	x	6.7	x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)[6]	6.4	x	6.0	x	7.1	x	6.4	x	6.7	x
Weighted Average Maturity of Total Debt (years)	2.4		2.6		2.2		2.7		2.7

1	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts. Total Debt includes the Company's pro rata share of unconsolidated joint venture debt in the amount of $61.0 million.
2	Common shares and units outstanding include 490 units outstanding at the end of each quarter presented.
3	Based on closing price as of last trading day of the quarter and common shares and units outstanding as of the period ended.
4	As of March 31, 2025, our outstanding principal amount associated with drawn principal is $60,910 plus unpaid cash and PIK dividends of $1,737.
5	Market value of shares and units plus total debt and preferred units as of period end.
6	Adjusted EBITDA includes an adjustment for the proportionate share of Adjusted EBITDA from unconsolidated joint ventures.

Q1 2025 Supplemental | 17

Net Asset Value Components

As of March 31, 2025

Unaudited ($ in thousands)

Net Operating Income
Three Months Ended March 31, 2025
Pro Forma Net Operating Income (NOI)
Total Operating NOI	$ 30,709
Proportionate share of NOI from unconsolidated joint ventures	2,291
Pro Forma Effect of New Lease Activity[1]	790
Pro Forma Effect of Acquisitions / Dispositions[2]	756
Pro Forma Effect of Repositioning / Development[3]	653
Pro Forma NOI	$ 35,199
Amortization of above / below market lease intangibles, net	(587)
Straight-line rental revenue adjustment	(400)
Pro Forma Cash NOI	$ 34,212

Developable Land
Market	Owned Land (acres)[4]	Developable GLA (SF)[4]	Under Construction (SF)[5]	Est. Investment / Est. Completion	Under Development (SF)[5]
Atlanta	9	200,000
Chicago	11	220,000
Cincinnati	18	285,308			285,308
Jacksonville	12	41,958	41,958	$5.7M/Q4'25
Memphis	30	475,000			106,000
St. Louis	31	300,000
Charlotte	6	100,000
	117	1,622,266	41,958		391,308

Other Assets and Liabilities

As of March 31, 2025
Cash, cash held in escrow and restricted cash	$ 43,522
Other assets	$ 41,167
Construction in progress	$ 7,930
Accounts payable, accrued expenses and other liabilities	$ 78,739
Proportionate share of assets from unconsolidated joint ventures	$ 129,776

Debt, Common Stock and Preferred Units
As of March 31, 2025
Secured Debt	$ 175,600
Proportionate share of Secured Debt from unconsolidated joint ventures	$ 61,688
Unsecured Debt	$ 534,500
Preferred Units - Series C	$ 62,647
Common shares and units outstanding[7]	46,038

Note: We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2	Represents the estimated impact of acquisitions and dispositions as if they had been acquired at the beginning of the period.
3	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6	The Company’s 35% share of NOI from the Chicago joint venture.
7	Common shares and units outstanding were 45,547,898 and 490,229 as of March 31, 2025 respectively.

Q1 2025 Supplemental | 18

Chicago Joint Venture

As of March 31, 2025

Unaudited ($ in thousands)

On November 13, 2024, the Company contributed 34 of its Chicago-area properties to a joint venture with Sixth Street Partners, LLC at a 6.2% capitalization rate for a total purchase price of approximately $356.6 million. The Company will retain a 35% ownership in the joint venture.

Unconsolidated Joint Venture Portfolio Statistics		Sixth Street Joint Venture
Number of Buildings	34	Joint Venture Member	Initial Partnership Interests	Total Equity Commitment
Square Footage	5,957,335	Plymouth (Managing Member)	35%	$ 60,921
Portfolio Occupancy	92.4%	Sixth Street	65%	113,140
WA Lease Term Remaining (yrs.)[1]	3.7			$ 174,061
Multi-Tenant as % of ABR	56.7%
Single Tenant as % of ABR	43.3%
WA Annual Rent Escalators	3.0%
Triple Net Leases as % of ABR	73.9%
ABR	$ 25,568
Replacement Cost	$ 681,298

Balance Sheet Information		Selected Quarter-to-date Information
ASSETS			Joint Venture	Plymouth (35%)
Real estate properties:		Revenues	$ 10,745	$ 3,761
Total real estate properties, net	$ 333,077	Net Operating Income	6,545	2,291
Other assets	37,712	Interest Expense	2,538	888
Total assets	$ 370,789	EBITDA	6,385	2,235
LIABILITIES AND EQUITY		FFO	3,847	1,346
Secured debt, net	$ 174,353
Other liabilities	30,021
Total liabilities	$ 204,374

Joint Venture Key Terms
Sixth Street to receive distributions sufficient to receive a 13.5% IRR
Plymouth to receive distributions sufficient to receive a 13.5% IRR
Thereafter, (i) 70% to Plymouth and (ii) 30% to Sixth Street
Plymouth to receive an asset management fee equal to 1% of annual gross cash receipts

1	The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Q1 2025 Supplemental | 19

Rentable Square Feet and Annualized Base Rent by Market

As of March 31, 2025

Unaudited ($ in thousands)

	# of Properties	# of Buildings	Occupancy	Total Rentable Square Feet	% Rentable Square Feet	ABR[2]	% ABR	Market Inventory (SF in millions)
Primary Markets[1]
Atlanta	12	14	99.4%	2,384,418	7.9%	$ 11,647	8.3%	860
Boston	1	2	100.0%	268,713	0.9%	2,389	1.7%	369
Charlotte	1	1	100.0%	155,220	0.5%	1,229	0.9%	393
Cincinnati	18	26	91.7%	3,472,704	11.6%	16,604	11.8%	363
Cleveland	16	19	92.4%	3,979,209	13.3%	18,223	13.0%	356
Columbus	14	14	99.5%	3,230,487	10.8%	12,402	8.8%	385
Indianapolis	17	17	91.8%	4,085,169	13.6%	15,018	10.7%	429
Memphis	29	62	92.7%	6,370,599	21.2%	27,984	19.9%	334
St. Louis	12	14	90.7%	3,219,689	10.7%	14,164	10.1%	345
Primary Total	120	169	93.7%	27,166,208	90.5%	$ 119,660	85.2%	3,834
Secondary Markets[1]
Jacksonville	8	29	100.0%	2,185,316	7.3%	$ 17,894	12.7%	167
South Bend	5	6	100.0%	667,000	2.2%	2,946	2.1%	48
Secondary Total	13	35	100.0%	2,852,316	9.5%	$ 20,840	14.8%	215
Total Portfolio	133	204	94.3%	30,018,524	100.0%	$ 140,500	100.0%	4,049

Chicago (unconsolidated)	34	34	92.4%	5,957,335		$ 25,568		1,422
1	Inventory as defined by CoStar refers to the total square footage of buildings that have received a certificate of occupancy and are able to be occupied by tenants. It does not include space that is either planned, or under construction. Inventory square footage solely includes industrial buildings as of April 17, 2025. Our definitions of primary and secondary markets are based on this market inventory. Primary markets means metropolitan areas in the U.S, with more than 300 million square feet of inventory. While secondary markets consist of between 100 million and 300 million square feet of inventory.
2	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2025, multiplied by 12. Excludes rent abatements.

Q1 2025 Supplemental | 20

Operational & Portfolio Information

Q1 2025 Supplemental | 21

Leasing Activity

As of March 31, 2025

Unaudited

Lease Renewals and New Leases

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements[1]	Lease Commissions[1]
2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100.0%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16
2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.1%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.6%	$ 0.40	$ 0.23
	Total	7,643,881	100.0%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19
2023	Renewals	3,945,024	70.4%	$ 3.75	$ 4.36	16.3%	$ 0.14	$ 0.15
	New Leases	1,654,919	29.6%	$ 3.82	$ 5.03	31.7%	$ 0.35	$ 0.35
	Total	5,599,943	100.0%	$ 3.77	$ 4.56	21.0%	$ 0.21	$ 0.21
2024	Renewals	4,180,593	71.7%	$ 4.02	$ 4.54	12.9%	$ 0.15	$ 0.13
	New Leases	1,646,543	28.3%	$ 4.25	$ 5.45	28.2%	$ 0.51	$ 0.29
	Total	5,827,136	100.0%	$ 4.09	$ 4.79	17.1%	$ 0.25	$ 0.17
Q1 2025	Renewals	1,540,756	63.2%	$ 4.40	$ 5.06	15.0%	$ 0.16	$ 0.19
	New Leases	896,511	36.8%	$ 4.61	$ 4.65	0.9%	$ 0.14	$ 0.30
	Total	2,437,267	100.0%	$ 4.48	$ 4.91	9.6%[2]	$ 0.15	$ 0.23

Note: Lease renewals and new lease activity excludes leases with terms less than six months, and leases associated with construction.

1 Shown as per dollar, per square foot, per year.

2 Excluding the effect of the previously announced executed two-year lease at our 769,500-square-foot Class A building in St. Louis that commenced on January 15, 2025, rental rates under these leases reflect a 16.2% increase on a cash basis with renewal leases reflecting a 15.0% increase on a cash basis and new leases reflecting a 22.1% increase on a cash basis.

Q1 2025 Supplemental | 22

Leasing Activity (continued)

As of March 31, 2025

Unaudited

Lease Expiration Schedule (Wholly-owned portfolio
Year	Square Footage	ABR[1]	% of ABR Expiring[2]
Available	1,721,792	-	-
2025	3,162,823	$ 15,756,512	11.2%
2026	5,311,031	25,209,734	17.9%
2027	5,988,067	29,188,226	20.8%
2028	4,105,001	21,212,824	15.1%
2029	3,383,764	15,743,473	11.2%
Thereafter	6,346,046	33,389,564	23.8%
Total	30,018,524	$ 140,500,333	100.0%

% of Annual Base Rent Expiring2

1	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2025, multiplied by 12. Excludes rent abatements.
2	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of March 31, 2025.

Q1 2025 Supplemental | 23

Leased Square Feet and Annualized Base Rent by Tenant Industry

As of March 31, 2025

Unaudited

Industry[1]	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[2]	% ABR	ABR Per Square Foot
Logistics & Transportation	8,635,842	73	30.6%	$ 37,931,996	27.0%	$ 4.39
Automotive	2,259,936	25	8.0%	10,800,997	7.7%	4.78
Wholesale/Retail	2,018,061	27	7.1%	10,349,834	7.4%	5.13
Home & Garden	1,739,911	22	6.1%	6,148,508	4.4%	3.53
Construction	1,378,472	39	4.9%	7,098,585	5.1%	5.15
Plastics	1,566,202	18	5.5%	7,499,388	5.3%	4.79
Healthcare	1,197,123	47	4.2%	8,172,372	5.8%	6.83
Printing & Paper	1,129,059	12	4.0%	3,949,596	2.8%	3.50
Food & Beverage	934,868	18	3.3%	5,506,747	3.9%	5.89
Business Services	915,086	34	3.2%	6,083,709	4.3%	6.65
Industrial Equipment Components	862,868	25	3.0%	4,318,501	3.1%	5.00
Cardboard and Packaging	572,789	10	2.0%	2,669,063	1.9%	4.66
Technology & Electronics	530,051	22	1.9%	3,689,995	2.6%	6.96
Other Industries[3]	4,556,464	132	16.2%	26,281,042	18.7%	5.77
Total	28,296,732	504	100.0%	$ 140,500,333	100.0%	$ 4.97

1	Inclusive of the wholly-owned portfolio.
2	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2025, multiplied by 12. Excludes rent abatements.
3	Includes over 20 tenant industries for which the total leased square feet aggregates to less than 250,000 square feet or 3% of ABR.

Q1 2025 Supplemental | 24

Leased Square Feet and Annualized Base Rent by Type

As of March 31, 2025

Unaudited

Leased Square Feet and Annualized Base Rent by Lease Type
Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Triple Net	23,575,368	415	83.3%	$ 116,015,954	82.6%	$ 4.92
Modified Net	2,287,831	47	8.1%	11,299,247	8.0%	4.94
Gross	2,433,533	42	8.6%	13,185,132	9.4%	5.42
Total	28,296,732	504	100.0%	$ 140,500,333	100.0%	$ 4.97
Leased Square Feet and Annualized Base Rent by Tenant Type
Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Multi-Tenant	15,270,496	419	54.0%	$ 81,560,952	58.1%	$ 5.34
Single-Tenant	13,026,236	85	46.0%	58,939,381	41.9%	4.52
Total	28,296,732	504	100.0%	$ 140,500,333	100.0%	$ 4.97
Leased Square Feet and Annualized Base Rent by Building Type
Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	19,390,087	131	68.4%	$ 85,221,720	60.7%	$ 4.40
Warehouse/Light Manufacturing	5,951,729	26	21.5%	29,959,043	21.3%	5.03
Small Bay Industrial[2]	2,954,916	47	10.1%	25,319,570	18.0%	8.57
Total	28,296,732	204	100.0%	$ 140,500,333	100.0%	$ 4.97

Note: Wholly-owned portfolio.

1	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2025, multiplied by 12. Excludes rent abatements.
2	Small bay industrial is inclusive of flex space totaling 603,134 leased square feet and annualized base rent of $7,388,484. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Q1 2025 Supplemental | 25

Top 10 Tenants by Annualized Base Rent

As of March 31, 2025

Unaudited

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	Annualized Base Rent[1]	% Total ABR
Geodis Logistics`, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	$ 4.47	$ 2,786,967	2.0%
Thyssenkrupp Supply Chain NA, Inc.	St. Louis	Logistics & Transportation	1	600,000	12/31/2026	4.50	2,700,000	1.9%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	12/31/2026	5.04	2,626,324	1.9%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	3.06	2,364,186	1.7%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2025	4.15	2,350,066	1.7%
Archway Marketing Holdings, Inc.	South Bend	Logistics & Transportation	3	503,000	3/31/2026	4.61	2,319,990	1.7%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	5	577,237	11/30/2027	3.75	2,162,657	1.5%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	10/31/2029	3.22	2,023,828	1.4%
Winston Products, LLC	Cleveland	Wholesale/Retail	2	266,803	4/30/2032	7.08	1,888,831	1.3%
Advanced Composites, Inc.	Columbus	Automotive	1	480,000	12/31/2031	3.63	1,744,785	1.2%
Total Largest Tenants by Annualized Rent			18	5,060,185		$ 4.19	$ 22,967,634	16.3%
All Other Tenants			486	23,236,547		$ 5.13	$ 119,277,484	83.7%
Total Company Portfolio			504	28,296,732		$ 4.97	$ 140,500,333	100.0%

Note: Wholly-owned portfolio.

1	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2025, multiplied by 12. Excludes rent abatements.

Q1 2025 Supplemental | 26

Lease Segmentation by Size

As of March 31, 2025

Unaudited

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[1]	Annualized Base Rent[2]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	69	210,535	298,968	70.4%	75.3%	$ 2,061,547	$ 2,678,991	1.9%	$ 12.72
5,000 - 9,999	90	644,973	766,165	84.2%	85.6%	5,674,795	5,674,795	4.0%	8.80
10,000 - 24,999	121	2,030,576	2,121,576	95.7%	95.7%	15,410,816	15,410,816	10.9%	7.59
25,000 - 49,999	76	2,803,031	3,076,740	91.1%	90.6%	17,981,913	17,981,913	12.7%	6.42
50,000 - 99,999	73	5,055,949	5,428,518	93.1%	94.6%	26,205,360	26,205,360	18.6%	5.18
100,000 - 249,999	50	7,868,724	8,643,613	91.0%	91.0%	35,141,715	35,141,716	24.9%	4.47
> 250,000	25	9,682,944	9,682,944	100.0%	100.0%	38,024,187	38,024,188	27.0%	3.93
Total/Weighted Avg.	504	28,296,732	30,018,524	94.3%	94.5%	$ 140,500,333	$ 141,117,779	100%	$ 4.99

1	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned as of March 31, 2025.
2	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2025, multiplied by 12. Excludes rent abatements.
3	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of March 31, 2025 plus annualized base rent for leases signed but not commenced as of March 31, 2025.
4	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of March 31, 2025 plus annualized base rent for leases signed but not commenced as of March 31, 2025, divided by leased square feet plus uncommenced leased square feet.

Q1 2025 Supplemental | 27

Capital Expenditures

Unaudited ($ in thousands)

Wholly-owned[1]	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Tenant improvements	$ 869	$ 806	$ 1,203	$ 480	$ 320
Lease commissions	$ 948	$ 1,218	$ 1,650	$ 927	$ 674
Total Recurring Capital Expenditures	$ 1,817	$ 2,024	$ 2,853	$ 1,407	$ 994
Capital expenditures	$ 2,519	$ 4,143	$ 5,692	$ 3,695	$ 664
Development	$ 1,384	$ 630	$ 2,537	$ 2,058	$ 2,336
Total Non-recurring Capital Expenditures	$ 3,903	$ 4,773	$ 8,229	$ 5,753	$ 3,000
Total Capital Expenditures	$ 5,720	$ 6,797	$ 11,082	$ 7,160	$ 3,994

Unconsolidated joint venture	March 31, 2025	December 31, 2024
Total Recurring Capital Expenditures	$ 822	$ 1,382
Total Non-recurring Capital Expenditures	$ 111	$ 593
Total Capital Expenditures	$ 933	$ 1,975

1	Capital expenditures incurred after the joint venture closing are included in the unconsolidated joint venture table below.

Q1 2025 Supplemental | 28

Appendix

Q1 2025 Supplemental | 29

Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant recoveries) less property-level operating expenses. NOI excludes depreciation and amortization, income tax provision, general and administrative expenses, impairments, loss in investment of unconsolidated joint ventures, gain or losses on sale of real estate, interest expense, gain (loss) on financing transaction, loss on interest rate swap, unrealized gain (loss) from interest rate swap and other non-operating items.

Cash Net Operating Income (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, income tax provision, depreciation and amortization, (gain) loss on sale of real estate, impairments, (gain) loss on financing transaction, (gain) loss on interest rate swap, unrealized loss from interest rates swap and loss on extinguishment of debt. Our proportionate share of EBITDAre for unconsolidated joint ventures is calculated to reflect EBITDAre on the same basis. We believe that EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company as it is a direct measure of the actual operating results of our industrial properties.

We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) the proforma impacts of acquisition, dispositions and developments and (iii) non-cash impairments on real estate lease, (iv) adjustments for unconsolidated joint ventures. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs calculate EBITDAre and Adjusted EBITDA.

Funds From Operations (FFO): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO isas follows: Net Income (Loss) (calculated in accordance with GAAP), excluding:(i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We define FO, consistent with the NAREIT definition. Adjustments for unconsolidated joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Q1 2025 Supplemental | 30

Glossary (continued)

Non-GAAP Financial Measures Definitions (continued):

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for items such as dividends paid or accrued to holders of redeemable non-controlling interest, (gain) loss on financing transaction, income tax provision, and certain non-cash operating expenses such as unrealized loss from interest rate swap, loss on interest rate swap, and loss on extinguishment of debt. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period-over-period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented below. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (AFFO): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation, non-cash interest expense and adjustments for unconsolidated partnerships and joint ventures. Our proportionate share of AFFO for unconsolidated joint ventures is calculated to reflect AFFO on the same basis.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock (inclusive of preferred stock and redeemable non-controlling interest) to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Q1 2025 Supplemental | 31

Glossary (continued)

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long-lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly-owned by the Company as of December 31, 2023. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2024 or 2025 (7 buildings representing approximately 1,211,000 of rentable square feet), placed into service during 2024 or 2025 and under contract for sale. For 2025, the Same Store Portfolio consists of 115 properties aggregating 26.1 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Q1 2025 Supplemental | 32

Glossary (Financials)

Balance Sheet:

Financing lease liability: As of March 31, 2025, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 31 years. Refer to our most recent Quarterly Report on Form 10-Q for expanded disclosure.

Forward contract asset: Represents the FMV of the Company’s contractual obligation to draw the undrawn $79.1 million of the Series C Preferred Units (as defined herein) as of the end of the period.

Interest rate swaps: Represents the fair value of the Company's interest rate swaps. We minimize the credit risk in our derivative financial instruments by transacting with various high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets on the accompanying consolidated balance sheets. A summary of the Company's interest rate swaps and accounting are detailed in Note 7 of our most recent Quarterly Report on Form 10-Q.

Investment of unconsolidated joint ventures: Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Isosceles Venture Agreement provided for liquidation rights and distribution priorities that were different from the Company’s stated ownership percentage based on total equity contributions. As such, the Company used the hypothetical-liquidation-at-book-value (“HLBV”) method to determine its equity in the earnings of the Chicago Joint Venture. The HLBV method is commonly applied to equity investments in real estate, where cash distribution percentages vary at different points in time and are not directly linked to an investor's ownership percentage.

Net investment in sales-type lease: During the quarter ended March 31, 2024, the tenant occupying a single-tenant industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property at a fixed price of $21,480. As a result, we reclassified the respective real estate property to net investment in sales-type lease totaling $21,480 in our consolidated balance sheets, effective as of the date of tenant notice, in the following amounts: (i) $19,605 from Real estate properties, (ii) $8,094 from Accumulated depreciation, (iii) $877 from net Deferred lease intangible assets, and (iv) $1,062 from Other assets.

Real estate assets/liabilities held for sale, net: On August 26, 2024, the Plymouth Industrial Operating Partnership, L.P ( “Operating Partnership”) entered into a Contribution Agreement with an affiliate of Sixth Street Partners, LLC (the “Investor”), in which the Operating Partnership contributed 34 wholly-owned properties located in and around Chicago (each a “Chicago Property” and collectively the “Chicago Properties”) into a joint venture with the Investor in which will be owned 35% by a wholly-owned subsidiary of the Operating Partnership and 65% by the Investor. The contribution and closing conditions of the joint venture occurred during the fourth quarter of 2024. The aggregate purchase price for the Chicago Properties is $356,641, which included the assumption by the joint venture of $56,898 of debt held by the Operating Partnership that was outstanding with Transamerica Life Insurance Company and secured by certain Chicago Properties and an additional $10,506 of debt held by the Operating Partnership outstanding with Midland National Life Insurance and secured by a single Chicago Property.

Upon execution of the Contribution Agreement, the carrying amounts of the Chicago Properties were classified as "Real estate assets held for sale, net" and the corresponding carrying amount of the secured mortgages (the Transamerica Loan and the Midland National Life Insurance Mortgage) were classified "Real estate liabilities held for sale, net" on the condensed consolidated balance sheets. Upon classifying the Chicago Properties as being held for sale, the Company ceased recognizing depreciation on the Chicago Properties.

Unsecured debt, net: Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.

Q1 2025 Supplemental | 33

Glossary (Financials)

Redeemable Non-controlling interest - Series C Preferred Units: On August 26, 2024, the Company, through its OP, issued 60,910 Non-Convertible Series C Preferred Units (“Series C Preferred Units”) at a price of $1,000 per Series C Preferred Unit, for gross proceeds of $60,910, to the Investor. Bundled with the issuance of the 60,910 Series C Units, the Operating Partnership also issued (i) a forward contract in which the OP will sell an addition 79,090 Series C Preferred Units at a price of $1,000 per unit for gross proceeds of $79,090 before May 23rd, 2025, and (ii) warrants that are exercisable into OP Partnership Units (see “Warrant Liability”). The gross proceeds at issuance were first allocated to the Warrants, resulting in the Company recognizing a book loss of $21 million and recording the Series C Preferred Units for a nominal amount of $0.01.

Holders are entitled to receive, on a cumulative basis, (i) distributions in the form of fully paid Series C Preferred Units known as “PIK Distributions” which will be payable at the “PIK Distribution Rate” and (ii) distributions in the form of cash known as “Cash Distributions” which will be payable at the “Cash Distribution Rate.”

The Cash Distribution Rate is a rate per annum equal to (a) 4.0% within the first 5 years after August 26, 2024 (the “Original Issue Date”), (b) 8.0% in the 6th and 7th years after the Original Issue Date, and (c) 12.0% starting from the 8th year after the Original Issue Date and each subsequent year thereafter. The PIK Distribution Rate is a rate per annum equal to (a) within the first 5 years after the Original Issue Date, 7.0% less the applicable Cash Distribution Rate, (b) in the 6th and 7th years after the Original Issue Date, the greater of: (i) 12.0% or (ii) SOFR plus 650 basis points less the applicable Cash Distribution Rate, and (c) from the 8th year after the Original Issue Date and each subsequent year thereafter, the greater of (i) 16.0% or (ii) SOFR plus 1,050 basis points, less the applicable Cash Distribution Rate. Both PIK and Cash Distributions are recognized within Net income (loss) attributable to non-controlling interest within our condensed consolidated statements of operation and are recognized as a deduction to FFO to derive Core FFO.

Warrant liability: Represents the FMV of the warrants issued by the OP on August 26, 2024, to issue and sell to the holder the right to purchase Operating Partnership Units (“OP Units”) as of the end of the respective period. As of March 31, 2025, the associated strike price and amount of units outstanding for each tranche of warrants are as follows:

-	The first tranche is for 4,582,952 OP Units with an adjusted strike price of $24.30 per unit
-	The second tranche is for 3,055,302 OP Units with an adjusted strike price of $25.26 per unit
-	The third tranche is for 4,582,952 OP Units with an adjusted strike price of $26.22 per unit

The warrants provide antidilution adjustments, as well as adjustments in the strike price of the warrants to an amount equal to the issuance price per common share or OP Unit if the Company or the OP issues (or otherwise sells) any shares/units of common stock, OP Units, or equity-linked securities and if the Company or the OP reprices or amends any of its existing equity-linked securities. Such adjustments include the occurrence of stock dividends, splits or combinations, the distribution of rights, options or warrants of the Company’s common stock, distribution if shares of capital stock or other property, cash dividends and distributions, tender or exchange offers made by the Company or the Parent for shares of common stock and degressive issuances.

Holders of the warrants will have the right to submit all, or any whole number of warrants that is less than all of their warrants for exercise at any time during the first 5 years after the date of issuance of the warrants. This can be extended to 7 years if the volume-weighted average price of the Common Stock for the 90 consecutive trading days ending on the 5th anniversary of the issuance date is equal to or less than the Strike Price of the warrants.

Upon the exercise of any warrant, the Company at its election will settle such exercise by paying or delivering OP Units according to either a physical or cashless settlement. In the event the Company elects to deliver OP units upon settlement, the holder can elect to exchange the OP Units into common shares of the Company on a one-to-one basis, however, the Company can elect to settle these OP Units for either cash or shares of the Company’s common stock.

Q1 2025 Supplemental | 34

Glossary (Financials)

Consolidated Statements of Operations:

Gain (loss) on sale of real estate: During Q1 2025, the Company sold a single, 33,688 square foot property located in Memphis, TN for approximately $2,385, recognizing a net gain of $301.

Gain (loss) on financing transaction: Gain on financing transaction for the three months ended March 31, 2025 of $14,085 is related to $12,818 of net gain related to adjustments to the fair market value of warrants and $1,527 of net gain related to fair market value adjustments of forward contract, offset by issuance costs of $260 realized upon the issuance of the Series C Preferred Units and warrants.

Net income (loss) per share attributable to common stockholders – Basic and Diluted: Refer to the Quarterly Report on Form 10-Q for additional information.

Loss on interest rate swap: Related to the amount of realized loss reclassified from accumulated other comprehensive income (loss) into earnings.

Unrealized gain (loss) from interest rate swap: Related to the mark-to-market adjustment of the Company’s de-designated interest rate swaps.

Non-GAAP Measurements:

Gain (loss) on sale of real estate: See definition above in the Consolidated Statements of Operations section.

Gain (loss) on financing transaction: See definition above in the Consolidated Statements of Operations section.

Pro forma effect of acquisitions/developments: Represents the estimated impact of wholly-owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.

Recurring capital expenditures: Excludes non-recurring capital expenditures of $3,903 and $3,000 for the three months ended March 31, 2025 and 2024, respectively.

Redeemable Non-controlling interest - Series C Preferred Units: See definition on page 33 in the Balance Sheet section.

Weighted-average common shares and units outstanding: Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of March 31, 2025 and excludes 137,393 performance stock units as they are deemed to be non-participatory.

Q1 2025 Supplemental | 35